Exhibit 11.2

Consent of Independent Auditor

We consent to the use of our report dated April 10, 2023 in Form 1-A, with respect to the financial statements of Fundrise Growth eREIT VII, LLC, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the offering statement.

/s/ KPMG LLP

McLean, Virginia

November 22, 2023